Exhibit 23(j)(ii)

                               CONSENT OF COUNSEL

          We consent to the reference to our Firm under the heading "Counsel" in Post-Effective Amendment No. 22 to the Registration Statement on Form N-1A of The Gabelli Money Market Funds as filed with the Securities and Exchange Commission on or about November 14, 2008.


/s/ Paul, Hastings, Janofsky & Walker LLP

PAUL, HASTINGS, JANOFSKY & WALKER LLP

New York, New York
November 14, 2008